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Exhibit 99(a)(1)(E)

27001 Agoura Road, Suite 325 Calabasas Hills, California 91301 (818) 871-5000

CHANGE IN ELECTION FORM

PURSUANT TO THE STOCK OPTION EXCHANGE PROGRAM
AND THE OFFER TO EXCHANGE DATED NOVEMBER 14, 2003

The deadline for receipt of this Change In Election Form is 5:00 p.m., Los Angeles time, on December 15, 2003

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CHANGE IN ELECTION FROM ACCEPT TO REJECT

  I previously received a copy of the Offer to Exchange and the accompanying materials. I completed, signed and returned the Election Form, in which I elected to participate in the Stock Option Exchange Program and to offer my Eligible Options indicated therein for exchange. I now wish to change that election for the Eligible Options set forth below.

  I understand that in order to withdraw Eligible Options from the Stock Option Exchange Program, I must mark the box above, complete the table below, and sign and deliver this Change In Election Form before 5:00 p.m., Los Angeles time, on December 15, 2003 (or by such date that THQ Inc. extends the Election Deadline).

  I do not wish to surrender for exchange the Eligible Options set forth below. By withdrawing my election to exchange these Eligible Options, I understand that I will not receive replacement options for these Eligible Options and that I will keep such Eligible Options.

List all options that you do NOT want to exchange; if all, write "ALL"

You must exchange either all or none of the Eligible Options granted to you on the same date with the same exercise price.

ELIGIBLE OPTION NUMBER	OPTION GRANT DATE	PLAN	TYPE	EXERCISE PRICE PER SHARE	SHARES OUTSTANDING

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CHANGE IN ELECTION FROM REJECT TO ACCEPT (YOU MUST COMPLETE AND ATTACH A NEW ELECTION FORM)

  I previously received a copy of the Offer to Exchange and the accompanying materials. I completed, signed and returned the Election Form, in which I elected NOT to participate in the Stock Option Exchange Program. I now wish to change that election.

  I understand that in order to withdraw my rejection and to elect to exchange Eligible Options in the Stock Option Exchange Program, I must mark the box above and sign and deliver this Change In Election Form and a new Election Form before 5:00 p.m., Los Angeles time, on December 15, 2003 (or by such date that THQ Inc. extends the Election Deadline).

  I hereby withdraw my previously completed Election Form and elect to exchange in the Stock Option Exchange Program the Eligible Options indicated on the new Election Form that I am attaching hereto.

Signature:	Date:
Print Name:	Social Security Number:

        Please complete and SIGN this Form and return it to Brenda Butters by hand delivery or regular or overnight mail, at 27001 Agoura Road, Suite 325, Calabasas Hills, California 91301. Delivery by facsimile or email is not acceptable.

        PLEASE SEE THE RISK FACTORS AS WELL AS SECTION 15 OF THE OFFER TO EXCHANGE DOCUMENT WHICH SET OUT A SUMMARY OF THE RISKS AND THE TAX IMPLICATIONS OF YOUR ELECTION TO EXCHANGE OPTIONS.

The deadline for receipt of this Change In Election Form is 5:00 p.m., Los Angeles time, on December 15, 2003

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CHANGE IN ELECTION FORM PURSUANT TO THE STOCK OPTION EXCHANGE PROGRAM AND THE OFFER TO EXCHANGE DATED NOVEMBER 14, 2003